CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 13, 2003, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-70427 and 811-03131) of Alliance Technology Fund, Inc.




                                   ERNST & YOUNG LLP

New York, New York
February 10, 2003